UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2025
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	SXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on April 24, 2025.  At that meeting, the Company’s shareholders voted on three matters as follows:

Election of Directors

The following directors were each elected until the next annual meeting of shareholders and until his or her successor is elected and, if necessary, qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brett W. Bruggeman	37,200,896	511,740	21,338	1,313,437
Dr. Joseph Carleone	37,018,800	695,757	19,417	1,313,437
Dr. Mario Ferruzzi	37,108,352	607,282	18,340	1,313,437
Carol R. Jackson	37,525,379	182,570	26,026	1,313,437
Sharad P. Jain	37,362,662	352,199	19,114	1,313,437
Dr. Donald W. Landry	36,854,181	846,654	33,140	1,313,437
Paul Manning	36,425,714	1,255,563	52,698	1,313,437
Deborah McKeithan-Gebhardt	37,438,134	269,762	26,078	1,313,437
Scott C. Morrison	37,250,133	465,182	18,660	1,313,437
Essie Whitelaw	37,451,455	265,428	17,091	1,313,437

Advisory Vote to Approve Named Executive Officer Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2025 proxy statement, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,705,764	1,914,009	114,202	1,313,437

Ratification of Independent Auditors

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2025 by the following votes:

Votes For	Votes Against	Abstentions
38,634,839	373,416	39,157

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION

By:	/s/ John J. Manning

Name:	John J. Manning

Title:	Senior Vice President, General Counsel, and Secretary

Date:	April 30, 2025